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                                     BYLAWS

                                       of

                               IMAX (TITANIC) INC.

                   a Delaware corporation (the "Corporation")

                               ARTICLE I - OFFICES

                  Section 1.1. Location. The address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address shall be as specified in the Certificate of Incorporation or, if subsequently changed, as specified in the most recent certificate of change filed pursuant to law. The Corporation may also have other offices at such places within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.

                  Section 1.2. Change of Location. In the manner permitted by law, the Board of Directors or the registered agent may change the address of the Corporation's registered office in the State of Delaware and the Board of Directors may make, revoke or change the designation of the registered agent.

                      ARTICLE II - MEETINGS OF STOCKHOLDERS

                  Section 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the registered office of the Corporation, or at such other place within or without the State of Delaware as the Board of Directors may fix, at 10 o'clock A.M. on the 3rd Wednesday in April of each year commencing with the year 1992, but if such a date is a legal holiday, then on the next succeeding business day, or may be held by telephone conference or other similar means, or by written consent.

                  Section 2.2. Special Meetings. Special meetings of stockholders, unless otherwise prescribed by law, may be called at any time by the Chairman of the Board, the President, the Secretary or by order of the Board of Directors. Special meetings of stockholders shall be held at such place within or without the State of Delaware as shall be designated in the notice of meeting, or may be held by telephone conference or other similar means, or by written consent.

                  Section 2.3. Quorum. At any meeting of stockholders, except as otherwise expressly required by law or by the Certificate of Incorporation, the holders of record of at least a majority of the outstanding shares of capital stock entitled to vote or act at such meetings shall be present or represented by proxy in order to constitute a quorum for the transaction of any business, but less than a quorum shall have power to adjourn any meeting until a quorum shall be present.

                  Section 2.4. Voting. At any meeting of stockholders at which a quorum shall be present, each matter shall be decided by majority vote of the shares voting on such matter,

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except as otherwise expressly required by law or by the Certificate of
Incorporation and except as otherwise expressly provided in these By-Laws.

                  Section 2.5. Action by Consent of Stockholders. Whenever any action by the stockholders at a meeting thereof is required or permitted by law, the Certificate of Incorporation or these By-Laws, such action may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                        ARTICLE III - BOARD OF DIRECTORS

                  Section 3.1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these By-Laws.

                  Section 3.2. Number of Directors. The Board of Directors of the Corporation shall consist of one or more members; the exact number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution adopted by a majority of the whole Board of Directors. Until the number of directors has been so fixed by the Board of Directors, the number of directors constituting the whole Board of Directors shall be three (3).

                  Section 3.3. Qualification. Directors need not be stockholders of the Corporation.

                  Section 3.4. Election. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, after the first meeting of the Corporation at which directors are elected, directors of the Corporation shall be elected in each year at the annual meeting of stockholders or at a special meeting in lieu of the annual meeting called for such purpose, by a plurality of votes cast at such meeting. The voting on directors at any such meeting need not be by written ballot unless otherwise so requested by any stockholder.

                  Section 3.5. Term. Each director shall hold office until his successor is duly elected and qualified, except in the event of the earlier termination of his term of office by reason of death, resignation, removal or other reason.

                  Section 3.6. Resignation and Removal. Any director may resign at any time upon written notice to the Board of Directors, the President or the Secretary. Any director may be removed at any time for any reason and his place filled by the stockholders.

                  Section 3.7. Vacancies. Vacancies in the Board of Directors (unless the vacancy be caused by the removal of a director) and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors

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then in office, though less than a quorum, or by a sole remaining director. The vacancy caused by the removal of a director shall be filled by the stockholders.

                  Each director chosen to fill a vacancy on the Board of Directors shall hold office until the next annual election of directors and until his successor shall be elected and qualified.

                  Section 3.8. Quorum and Voting. Unless the Certificate of Incorporation provides otherwise, at all meetings of the Board of Directors a majority of the total number of directors shall be present to constitute a quorum for the transaction of business. A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the directors present may adjourn the meeting until a quorum shall be present.

                  Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

                  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  Section 3.9. Regulations. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine. A member of the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or any committee of the Board of Directors or in relying in good faith upon other records of the Corporation.

                  Section 3.10. Annual Meeting of Board of Directors. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of stockholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise such annual meeting shall be held at such time (not more than thirty days after the annual meeting of stockholders) and place as may be specified in a notice of the meeting.

                  Section 3.11. Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

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                  Section 3.12. Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the President, and shall be called by the President or the Secretary upon the written request of a majority of the whole Board of Directors directed to the President or the Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time, place and purpose of such special meeting, shall be given to each director.

                  Section 3.13. Notice of Meetings; Waiver of Notice. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a director (i) if mailed to such director, addressed to him at his address as it appears upon the books of the Corporation or at the address last made known in writing to the Corporation by such director as the address to which such notices are to be sent, at least two days before the day on which such meeting is to be held, (ii) if sent to him at such address by telecopier, telex or telegraph, not later than the day before the day on which such meeting is to be held or (iii) if delivered to him personally or orally, by telephone or otherwise, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and the purposes thereof.

                  Notice of any meeting of the Board of Directors need not be given to any director if waived by him in writing (or by telecopier, telex or telegram and confirmed in writing) whether before or after the holding of such meeting or if such director is present at such meeting. Any meeting of the Board of Directors shall be a duly constituted meeting without any notice thereof having been given if all directors then in office shall be present thereat.

                  Section 3.14. Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

                  Except as herein provided, vacancies in membership of any committee shall be filled by the vote of a majority of the whole Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the whole Board of Directors, subject, however, to removal at any time by the vote of a majority of the whole Board of Directors.

                  Section 3.15. Powers and Duties of Committees. Any committee, to the extent provided in the resolution or resolutions creating such committee, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority with regard to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a

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revocation of a dissolution or amending the By-Laws. The Board of Directors may, in the resolution creating a committee, grant to such committee the power and authority to declare a dividend or authorize the issuance of stock.

                  Section 3.16. Compensation of Directors. The Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to directors and to members of any committee of the Board of Directors for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation.

                  Section 3.17. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

                              ARTICLE IV - OFFICERS

                  Section 4.1. Principal Officers. The principal officers of the Corporation shall be elected by the Board of Directors and shall include a President, a Secretary and a Treasurer and may, at the discretion of the Board of Directors, also include a Chairman of the Board, one or more Vice Presidents and a Controller. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, one person may hold the offices and perform the duties of any two or more of said principal offices. [None of the principal officers, except the Chairman of the Board and the President, need be directors of the corporation.]

                  Section 4.2. Election of Principal Officers; Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at each annual meeting of the Board of Directors. Failure to elect annually any principal officer shall not dissolve the Corporation.

                  If the Board of Directors shall fail to fill any principal office at an annual meeting, if any vacancy in any principal office shall occur or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.

                  Each principal officer shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

                  Section 4.3. Subordinate Officers, Agents and Employees. In addition to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries, Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board of Directors, the President or any officer designated by the Board of Directors may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer the power to appoint and to remove, any subordinate officer, agent or employee of the corporation.

                  Section 4.4. Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any

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director for a specified period of time for any reason that the Board of
Directors may deem sufficient.

                  Section 4.5. Removal of Officers. Any officer of the Corporation may be removed with or without cause by resolution adopted by a majority of the directors then in office at any regular or special meeting of the Board of Directors or by a written consent signed by all of the directors then in office.

                  Section 4.6. Resignations. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

                  Section 4.7. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of stockholders and of the Board of Directors at which he is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

                  Section 4.8. President. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors at which he is present. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation. The President shall have all powers and duties usually incident to the office of the President except as specifically limited by a resolution of the Board of Directors. The President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

                  Section 4.9. Vice President. In the absence or disability of the President or if the office of President be vacant, the Vice Presidents in the order determined by the Board of Directors, or if no such determination has been made in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designation in his title as the Board of Directors may determine. The Vice Presidents shall generally assist the President in such manner as the President shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

                  Section 4.10. Secretary. The Secretary shall act as Secretary of all meetings of stockholders and of the Board of Directors at which he is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation and shall have supervision over the care and custody of the records and seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

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                  Section 4.11. Treasurer. The Treasurer shall have general
supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositaries as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

                  Section 4.12. Controller. The Controller shall be the chief accounting officer of the Corporation and shall have supervision over the maintenance and custody of the accounting operations of the Corporation, including the keeping of accurate accounts of all receipts and disbursements and all other financial transactions. The Controller shall have all powers and duties usually incident to the office of Controller except as specifically limited by a resolution of the Board of Directors. The Controller shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

                  Section 4.13. Bond. The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of-Directors may determine.

                            ARTICLE V - CAPITAL STOCK

                  Section 5.1. Issuance of Certificates for Stock. Each stockholder of the Corporation shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors certifying the number of shares of capital stock of the Corporation owned by such stockholder.

                  Section 5.2. Signatures on Stock Certificates. Certificates for shares of capital stock of the Corporation shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer, transfer agent or registrar at the date of issue.

                  Section 5.3. Stock Ledger. A record of all certificates for capital stock issued by the Corporation shall be kept by the secretary or any other officer or employee of the Corporation designated by the Secretary or by any transfer clerk or transfer agent appointed pursuant to Section 5.4 hereof. Such record shall show the name and address of the person, firm or corporation in which certificates for capital stock are registered, the number of shares represented by each such certificate, the date of each such certificate and in case of certificates which have been canceled the dates of cancellation thereof.

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                  The Corporation shall be entitled to treat the holder of
record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Corporation shall have express or other notice thereof.

                  Section 5.4. Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these By-Laws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

                  Section 5.5. Transfers. Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder's attorney lawfully constituted in writing, (ii) the certificate for the shares of capital stock being transferred and (iii) a written assignment of the shares of capital stock evidenced thereby.

                  Section 5.6. Cancellation. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been canceled.

                  Section 5.7. Lost, Destroyed, Stolen and Mutilated Certificates. In the event that any certificate for shares of capital stock of the Corporation shall be mutilated the Corporation shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost or destroyed certificate or his representatives to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

                  Section 5.8. Fixing of Record Dates. (a) The Board of Directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders nor more than sixty days prior to any other action, for the purpose of determining stockholders entitled to notice of or to vote at such meeting of stockholders or any adjournment thereof, to express consent or dissent to corporate action in writing without a

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meeting or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

                  (b) If no record date is fixed by the Board of Directors:

                  (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived at the close of business on the day next preceding the day on which the meeting is held;

                  (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary shall be the day on which the first consent is expressed;

                  (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

                          ARTICLE VI - INDEMNIFICATION

                  Section 6.1. General. To the fullest extent permitted by applicable law, the Corporation shall indemnify, and advance Expenses (as hereinafter defined) to, each and every person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which such person is or was serving at the request of the Corporation and who, because of any such position or status, is directly or indirectly involved in any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative (a "Proceeding"). "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                  Section 6.2. Indemnification Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under applicable law.

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                     ARTICLE VII - MISCELLANEOUS PROVISIONS

                  Section 7.1. Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation in the circumference and the words and figures "Corporate Seal - 1991 Delaware" in the center. The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors may determine.

                  Section 7.2. Fiscal Year. The fiscal year of the corporation shall be from the 1st day of January to the 31st day of December, inclusive, in each year, or such other twelve consecutive months as the Board of Directors may designate.

                  Section 7.3. Waiver of Notice. Whenever any notice is required to be given under any provision of law, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 7.4. Execution of Instruments, Contracts, etc. (a) All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by such officer or officers or person or persons as the Board of Directors may from time to time designate.

                  (b) Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

                  (c) All applications, written instruments and papers required by or filed with any department of the United States Government or any state, county, municipal or other governmental official or authority may if permitted by applicable law be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more other persons.

                            ARTICLE VIII - AMENDMENTS

                  Section 8.1. By Stockholders. These By-Laws may be amended, added to, altered or repealed, or new By-Laws may be adopted, at any meeting of stockholders by the vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote

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thereat, provided that, in the case of a special meeting, notice that an amendment is to be considered and acted upon shall be inserted in the notice or waiver of notice of said meeting.

                  Section 8.2. By Directors. To the extent permitted by the Certificate of Incorporation, these By-Laws may be amended, added to, altered or repealed, or new By-Laws may be adopted, at any regular or special meeting of the Board of Directors.

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                          CONSENT OF THE SOLE DIRECTOR
                                       OF
                               IMAX (TITANIC) INC.

                  THE UNDERSIGNED, being the sole director of Imax (Titanic) Inc., a Delaware corporation (the "Corporation"), does hereby consent to and adopt the following resolutions pursuant to Section 141(f) of the Delaware General Corporation Law:

                           WHEREAS, the Board of Directors desires to amend the Corporation's By-laws regarding the execution of instruments; and

                           WHEREAS, such amendment has been deemed to be advisable and in the best interests of the Corporation.

                           NOW, THEREFORE, BE IT RESOLVED, that a new Section
                           5.03 shall be added to the Corporation's By-laws to read in its entirety as follows:

                                    "SECTION 5.03. Execution of Instruments.
                           Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by:

                           (a)      any two officers;

                           (b)      any two directors; or

                           (c)      any one officer together with any one
                                    director;

                           and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board of Directors shall have power from time to time to appoint any person or persons, on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

                                    The corporate seal of the Corporation, if
                           any, may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any person or persons appointed as aforesaid by the Board of Directors but any such contract, document or instrument is not invalid merely because the corporate seal, if any, is not affixed thereto.

                                    The term "contracts, documents or
                           instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds debentures or other securities and all paper writings.

                           In particular without limiting the generality of the foregoing

                           (a)      any two officers;

                           (b)      any two directors; or

                           (c)      any one officer together with any one
                                    director;

                           shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

                                    The signature or signatures of any officer
                           or officers, or any director or directors of the Corporation and/or of any other person or persons, appointed as aforesaid by the Board of Directors may, if specifically authorized by the Board of Directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any one or more of the foregoing officers or directors or the officers or persons authorized as aforesaid shall be so reproduced pursuant to such authorization, by the Board of Directors shall be deemed to have been manually signed by each such officer, director or person whose signature is so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that any such officer, director or person whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation."

                           RESOLVED, FURTHER, that the officers of this Corporation be, and they hereby are, authorized and directed to take any such further action as may be deemed necessary or advisable in order to carry out the purpose and intent of the foregoing resolutions.

                           RESOLVED, FURTHER, that the Secretary of the Corporation shall file this Consent with the minutes of the proceedings of the Board of Directors.

                  IN WITNESS WHEREOF, the undersigned sole director of this Corporation has executed this Consent on June 30, 1997.

                                                     /s/ G. Mary Ruby
                                                     ---------------------------
                                                     G. Mary Ruby